EXHIBIT 10.2

STOCK REDEMPTION AGREEMENT

          THIS STOCK REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of the 19th day of October, 2004, by and between Brad M. Kelley, an individual (“Stockholder”) and Churchill Downs Incorporated, a Kentucky corporation (“CDI”).

          WHEREAS, Stockholder is the record and beneficial owner of 1,165,870 shares of the issued and outstanding common stock of CDI, which constitutes approximately 8.77% of CDI’s total issued and outstanding shares of common stock;

          WHEREAS, Stockholder is the sole member of Bison Capital, LLC, which is the sole member of Kelley Farms Racing LLC (“KFR LLC”);

          WHEREAS, CDI desires to acquire that number of shares of CDI common stock held by Stockholder necessary to reduce Stockholder’s percentage ownership of CDI’s total issued and outstanding shares from 8.77% to 4.9% (after taking into account the shares received by CDI in connection with that certain Purchase Agreement dated as of the date hereof by and between KFR LLC and CDI (the “Purchase Agreement); and

          WHEREAS, Stockholder shall permit the redemption of the number of shares necessary to reduce Stockholder’s percentage ownership of CDI’s issued and outstanding common stock to 4.9% (after taking into account the shares received by CDI in connection with the Purchase Agreement) in exchange for a convertible promissory note of CDI in substantially the form attached hereto as Exhibit A (the “Note”).

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1.      Redemption of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) CDI shall redeem that number of shares of common stock of CDI held by Stockholder (the “Shares”) necessary to reduce Stockholder’s percentage ownership of CDI’s issued and outstanding common stock to 4.9% (after taking into account the shares received by CDI in connection with the Purchase Agreement) in exchange for the Note.

        2.      Principal Amount of the Note; Conversion Price of Note. The Note delivered by CDI to Stockholder at the Closing shall be the Note attached hereto as Exhibit A, provided that (i) such Note will be dated as of the date of the Closing, (ii) the Conversion Price (as defined below) will be designated in the body of the Note, and (iii) the principal amount of the Note will be designated on the face of the Note after being calculated pursuant to the following equation: (A x B) — C = D, where: “A” is 539,489, “B” is the average per share closing price on the Nasdaq national market of one share of the Company’s common stock for the ten (10) trading days immediately prior to the date of Closing, “C” is $3,200,000.00 and “D” is the principal amount of the Note. The “Conversion Price” is equal to “B”.

        3.      Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Wyatt, Tarrant & Combs, LLP, in Louisville,

Kentucky commencing at 10:00 a.m. local time no later than five (5) days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby or such other date as the parties may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no later than October 18, 2004. At the Closing, (i) Stockholder will execute and deliver to CDI a certificate certifying that the representations of Stockholder set forth in Section 4 below are true, accurate and complete on and as of the Closing; (ii) CDI will execute and deliver to Stockholder a certificate certifying that the representations of CDI set forth in Section 5 below are true, accurate and complete on and as of the Closing; (iii) Stockholder will deliver the Shares to CDI, including any certificate evidencing the shares and the execution and delivery to CDI of the stock power attached hereto as Exhibit B; and (iv) CDI will execute and deliver the Note to Stockholder.

        4.      Representations and Warranties of Stockholder. Stockholder represents and warrants to CDI that the statements contained in this Section 4 are true and correct as of the date hereof.

                 A.      Authority. This Agreement constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Upon the execution and delivery hereof by Stockholder this Agreement will constitute the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Stockholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform his obligations under this Agreement.

                B.      No Conflict. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will violate or conflict with or constitute a default under any mortgage, indenture, contract, agreement, license, permit, instrument, or trust or any order or ruling of any governmental authority to which Stockholder is a party or by which Stockholder is bound.

                C.       Good Title. Stockholder is the sole record and beneficial owner of the Shares and has good, valid and marketable title to the Shares. The Shares are, and upon transfer to CDI pursuant to this Agreement will be, free and clear of all claims, liens, pledges, restrictions and encumbrances whatsoever.

                D.       Purchase Entirely for Own Account. Stockholder understands that the Note, at the time of issuance may not be registered under the Securities Act on the grounds that the redemption provided for in this Agreement and the issuance of the Note hereunder is exempt from registration under the Securities Act and that the Company’s reliance on such exemption is predicated on the Stockholders’ representations set forth herein. This Agreement is made with Stockholder in reliance upon Stockholder’s representations to Company, which by Stockholder’s execution of this Agreement, Stockholder hereby confirms, that the Note will be acquired for investment for Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

                E.       Investment Experience. Stockholder is domiciled in the State of Florida and acknowledges that he is able to fend for himself, can bear the economic risk of his investment,

and has such knowledge and experience in evaluating and investing in private placement transactions of securities and in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Note.

                F.       Accredited Investor. Stockholder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                G.       Receipt of Information. Stockholder believes he has received all the information he considers necessary or appropriate for deciding whether to accept the Note.

        5.      Representations and Warranties of CDI. CDI represents and warrants to Stockholder that the statements contained in this Section 5 are true and correct as of the date hereof.

                A.       Corporate Standing. CDI is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky. CDI has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted, to execute, deliver and perform this Agreement.

                B.       Authority. This Agreement constitutes the legal, valid, and binding obligation of CDI, enforceable against CDI in accordance with its terms. Upon the execution and delivery hereof by CDI, this Agreement will constitute the legal, valid, and binding obligations of CDI, enforceable against CDI in accordance with its terms. CDI has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder. Except for the approval of its Board of Directors, the consent of its primary lender, the KD Consents and any listing requirement of the Nasdaq national market, CDI is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

                C.       No Conflict. Neither the execution and delivery of this Agreement by CDI nor the consummation or performance of any of the transactions by CDI contemplated by this Agreement will give any person the right to prevent, delay, or otherwise interfere with any of the transactions pursuant to: (i) any provision of CDI’s Articles of Incorporation or Bylaws; (ii) any resolution adopted by the board of directors or the stockholders of CDI; (iii) any legal requirement or order of any court or other governmental body to which CDI may be subject; or (iv) any contract to which CDI is a party or by which CDI may be bound.

        6.      Pre-Closing Covenants. The parties agree as follows with respect to the period between the date hereof and the Closing:

                A.       Each of the parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 7 below).

                B.       Neither Stockholder nor any affiliate of Stockholder shall purchase any additional shares of CDI’s common stock without first receiving the express written consent of CDI.

                C.       Each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals required by this Agreement.

                D.       Subject to the terms and conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated by this Agreement, including using commercially reasonable efforts to ensure timely satisfaction of the conditions precedent to each party’s obligations hereunder. Neither party shall, without the prior written consent of the other party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.

        7.      Conditions to Obligation to Close.

                A.       Conditions to Obligation of CDI. The obligation of CDI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

[1] CDI’s Board of Directors shall have approved this Agreement and the transactions contemplated hereby;

[2] CDI shall have received the consents and/or approvals described in Section 5.B;

[3] the qualification or exemption of the sale and redemption of the Shares, and the issuance of the Note, under any applicable securities laws and regulations;

[4] no injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement shall be in existence;

[5] the representations and warranties of Stockholder set forth in Section 4 shall be true, accurate and complete as of the Closing Date; and

[6] the transactions contemplated by the Purchase Agreement shall have been consummated simultaneously with the Closing.

CDI may waive any condition specified in this Section 7.A if it executes a writing so stating at or prior to the Closing.

                B.       Conditions to Obligation of Stockholder. The obligation of Stockholder to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

[1] no injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement shall be in existence;

[2] the representations, warranties of CDI shall be true, accurate and complete as of the Closing Date; and

[3] the transactions contemplated by the Purchase Agreement shall have been consummated simultaneously with the Closing.

Stockholder may waive any condition specified in this Section 7.B if Stockholder executes a writing so stating at or prior to the Closing.

        8.      Post-Closing Covenants. With respect to the period from and after the Closing, the parties agree as follows:

                A.       Neither Stockholder nor any affiliate of Stockholder shall purchase any additional shares of CDI’s common stock unless (i) Stockholder’s total beneficial ownership of the Company’s common stock immediately after such purchase would be less than 4.9% of the Company’s then total number of issued and outstanding shares of common stock, or (ii) prior to such purchase, Holder has fully disclosed any and all information, has executed any documents, and has taken all other steps, required by any applicable gaming agency or regulatory authority for holders of 5.0% or more of the Company’s common stock, and agrees to make all such information available in the future and to comply with any request of the Company or any applicable gaming agency or regulatory authority or otherwise fully complies with (on a timely basis) the requirements of such applicable gaming agency or regulatory authority.

                B.       Stockholder shall use his influence to cause KFR LLC to actively pursue passage of Alternative Gaming Legislation (as such term is defined in the Purchase Agreement).

                C.       Stockholder agrees to not purposefully delay the commencement of Alternative Gaming (as such term is defined in the Purchase Agreement) to a date beyond the five (5) year anniversary of the date of the Closing in order to avoid paying the Effective Date Payment and/or the Commencement Date Payment (each as defined in the Purchase Agreement) to CDI, and Stockholder agrees not to take any action to cause Kentucky Downs LLC or the business then operating on the grounds of the Facility (as defined in the Purchase Agreement), to purposefully delay the commencement of Alternative Gaming.

                D.       Within sixty (60) days of the date hereof, CDI agrees to cause the Shares into which the Note is convertible to be registered for secondary offering purposes with the Securities and Exchange Commission (“SEC”) on a Form S-3 Registration Statement. Stockholder acknowledges that Stockholder’s ability to sell the Shares under such registration statement may thereafter be subject to trading halts or blackout periods imposed by CDI which CDI or its counsel may deem necessary or appropriate to comply with applicable securities laws. CDI acknowledges and agrees that CDI’s commitment to deliver Shares upon conversion of the Note which are immediately transferable (subject only to compliance with all applicable securities laws and regulations) is a material condition of Stockholder entering into this Agreement. CDI further acknowledges that its failure to deliver immediately transferable Shares will trigger the Redemption Option (as defined in the Note). If CDI fails to exercise the Redemption Option, Stockholder could suffer a substantial financial loss or gain during the Interim Period (as defined in the Note). As set forth in the Note, in such an event, CDI will hold Stockholder harmless from a loss and Stockholder will pay CDI the amount of any gain.

        9.       Indemnification. Each of CDI and Stockholder shall indemnify, defend and hold harmless the other and such other party’s respective directors, officers, employees, agents, successors and assigns from and against all losses, liabilities, damages, deficiencies, demands, claims, suits, actions, causes of action, judgments, settlements, assessments, costs of investigation and other expenses (including but not limited to fees, disbursements and other reasonable charges of attorneys, accountants, consultants, experts and other professional advisers, interest and penalties) based upon, arising out of or otherwise in respect of any breach or failure or nonfulfillment of any representation, warranty, covenant, undertaking or agreement of such party contained in this Agreement.

        10.       Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transaction contemplated hereby will be issued, if at all, at such time and in such manner as CDI and Stockholder jointly determine, provided that CDI may make such disclosure, after consulting with Stockholder, if such disclosure is required by applicable law or regulation, including the rules of the Nasdaq national market.

        11.       Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand or registered United States mail (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

if to “CDI” Churchill Downs Incorporated 700 Central Avenue Louisville, Kentucky 40208 Attention: President Facsimile No.: (502) 634-4456
with a copy to: Churchill Downs Incorporated 700 Central Avenue Louisville, Kentucky 40208

Attention: General Counsel Facsimile No.: (502) 636-4439

if to “Stockholder” Brad Kelley c/o Greg Betterton, Esq. 981 Ridgewood Avenue, #101 Venice, FL 34285 Facsimile No.: (941) 483-4992

        12.      Confidentiality. Each party will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of such party to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by legal proceedings or law.

        13.       Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

        14.       Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        15.       Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by CDI and Stockholder.

        16.       Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        17.       Governing Law. This Agreement will be governed by the laws of the Commonwealth of Kentucky without regard to conflicts of laws principles.

        18.       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

“CDI” CHURCHILL DOWNS INCORPORATED
By: Rebecca C. Reed Its: Secretary

“STOCKHOLDER”

/s/ Brad M. Kelley Brad M. Kelley

Exhibits to the Stock Redemption Agreement have been intentionally omitted because they are not material. The registrant agrees to furnish such omitted exhibits supplementally to the Commission upon request.